EXHIBIT 99.7

                              LETTER OF TRANSMITTAL


THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON , 1997 (AS SUCH DATE AND TIME MAY BE EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION, THE "EXPIRATION DATE").

                            PRECISION AUTO CARE, INC.
                                  COMMON STOCK
                            PAR VALUE $.01 PER SHARE

                  PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

         If you desire to accept the Exchange Offer, this Letter of Transmittal should be completed, signed, and submitted to the Company, as follows:

         By mail:
         Address: 748 Miller Drive, S.E.
                  Leesburg, VA  20175

         Telephone:  (703) 777-9095

         By Facsimile Transmission:


         Confirming Telephone Number:


         By Hand or Overnight Courier:
         Address:  748 Miller Drive, S.E.
                   Leesburg, VA  20175
         Telephone:

         Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of instructions via a facsimile number other than that set forth above will not constitute a valid delivery.

         The undersigned hereby acknowledges receipt of the Joint Proxy Statement/Prospectus dated , 1997 (the "Prospectus") of Precision Auto Care, Inc., a Delaware corporation ("PAC" or the "Company"), that certain Plan of Reorganization and Agreement for Share Exchange Offers dated as of August 27, 1997 (the "Combination Agreement") and this Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the



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"Exchange Offer") to exchange 1,488.89 shares of Precision Auto Care, Inc.
common stock, par value $.01 per share ("Company Shares") for each one percentage membership interest in Prema Properties, Ltd., an Ohio limited liability company ("Prema Properties"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         THE REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-______) OF WHICH THE PROSPECTUS IS A PART WAS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER ___, 1997.

         The undersigned hereby tenders the membership interests of Prema Properties described in Box 1 below (the "Tendered Interests") pursuant to the terms and conditions described in the Prospectus, the Combination Agreement and this Letter of Transmittal. The undersigned is the registered owner of all of the Tendered Interests and the undersigned represents that it has received from each beneficial owner of Tendered Interests ("Beneficial Owners") a duly completed and executed form of "Instruction to Registered Holder from Beneficial Owner" accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal.

         Subject to, and effective upon, the acceptance for exchange of the Tendered Interests, the undersigned hereby exchanges, assigns, and transfers to PAC, all right, title, and interest in, to, and under the Tendered Interests.

         Please issue the Company Shares exchanged for Tendered Interests in the name(s) of the undersigned; provided, however, that twenty percent (20%) of the Company Shares (rounded up to the nearest whole number of shares) shall be issued and delivered to the escrow agent pursuant to the terms of the debt level escrow arrangement and the indemnification escrow arrangement in the Exchange Offer (the "Escrow Shares"). Unless otherwise indicated under "Special Delivery Instructions" below (Box 3), please send or cause to be sent the certificate(s) for Company Shares (other than the Escrow Shares) and accompanying documents, as appropriate, to the undersigned at the address shown below in Box 1.

         The undersigned hereby irrevocably constitutes and appoints John F. Ripley and Arnold Janofsky, and each of them, as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Tendered Interests, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver the Tendered Interests to the Company or cause ownership of the Tendered Interests to be transferred to the Company, and deliver all accompanying evidences of transfer and authenticity to the Company upon receipt by John F.


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Ripley or Arnold Janofsky, as the undersigned's agent, of the Company Shares to which the undersigned is entitled (other than the Escrow Shares) upon the acceptance by the Company of the Tendered Interests pursuant to the Exchange Offer, (ii) deliver the Escrow Shares to the escrow agent pursuant to the terms of the Exchange Offer, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Tendered Interests, all in accordance with the terms of the Exchange Offer.

         The undersigned understands that tenders of interests pursuant to the procedures described under the caption "The Prema Properties Exchange Offer--Procedures for Tendering" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the Prospectus under the caption "The Prema Properties Exchange Offer--Withdrawal Rights." All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned or any Beneficial Owners hereunder shall be binding upon the heirs, representatives, successors, and assigns of the undersigned and such Beneficial Owner(s).

         The undersigned hereby acknowledges that the undersigned is a member of Prema Properties and a third party beneficiary of the Combination Agreement to which Prema Properties is a party. Accordingly, the undersigned agrees to be bound by the terms thereof relating to the representation and warranties of the parties thereto and the escrow of the Escrow Shares.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign, and transfer the Tendered Interests and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, and adverse claims when the Tendered Interests are acquired by the Company as contemplated herein. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company as necessary or desirable to complete and give effect to the transactions contemplated hereby.

         The undersigned hereby represents and warrants that the information set forth in Box 2 is true and correct.

         If the undersigned is entitled to receive 3,000 or more Company Shares in exchange for the Tendered Interests, the undersigned is eligible to include a portion of his, her or its Company Shares in the Company's Initial Public Offering as a selling stockholder. In order to elect to include a portion of the


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Company Shares in the Initial Public Offering of the Company, the
undersigned must complete the Selling Shareholder Notice/Questionnaire/Power of Attorney and deliver it to the Company no later than 5:00 p.m., Eastern Standard Time, on _______________, 1997.

         The undersigned acknowledges and agrees that the Tendered Interests may be withdrawn at any time prior to the Expiration Date. If the Company extends the period of time during which the Exchange Offer is open, is delayed in its acceptance of Tendered Interests for exchange or is unable to accept Tendered Interests for exchange pursuant to the Exchange Offer for any reason, then, without prejudice to the Company's rights under the Exchange Offer, the Company may retain all of Prema Properties membership interests tendered, and such interests may not be withdrawn except as otherwise provided herein. The undersigned acknowledges that, to be effective, a notice of withdrawal must be a written, telegraphic or facsimile transmission that is timely received by the Company at its address set forth herein that specifies the undersigned or Beneficial Owner as the one tendering the Prema Properties membership interests to be withdrawn and the percentage of membership interests to be withdrawn.

         To withdraw a tender of Prema Properties membership interests in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Company at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Prema Properties membership interests to be withdrawn, (ii) identify the percentage of Prema Properties membership interests to be withdrawn, and (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Prema Properties membership interests were tendered. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Prema Properties membership interests so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Company Shares will be issued with respect thereto unless the Prema Properties membership interests so withdrawn are validly retendered. Properly withdrawn Prema Properties membership interests may be retendered by the procedures described in the Prospectus under "The Prema Properties Exchange Offer--Procedures for Tendering" at any time prior to the Expiration Date.

         Prema Properties membership interests which have been tendered but which are not accepted for exchange due to rejection of tender or termination of the Exchange Offer, or which have been validly




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withdrawn, will be returned as soon as practicable to the holder thereof without cost to such holder.






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                  PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
                      CAREFULLY BEFORE COMPLETING THE BOXES


========================================================================================================================
                                      BOX 1
                        DESCRIPTION OF INTERESTS TENDERED
                 (ATTACH ADDITIONAL SIGNED PAGES, IF NECESSARY)


========================================================================================================================
(1)      Name(s) and Address(es) of          (2)      Aggregate Percentage of      (3)      Aggregate Percentage of
         Registered Holder of                         Interests Held                        Interests Tendered
         Membership Interests Exactly
         as Name(s) Appear(s) in
         Records of Prema Properties
------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------

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========================================================================================================================
                                      BOX 2
                               BENEFICIAL OWNER(S)


------------------------------------------------------------------------------------------------------------------------
STATE OF PRINCIPAL RESIDENCE                                PERCENTAGE OF TENDERED
OF EACH BENEFICIAL OWNER OF                                 INTERESTS HELD FOR ACCOUNT OF
TENDERED INTERESTS                                          BENEFICIAL OWNER








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                                      BOX 3
                          SPECIAL DELIVERY INSTRUCTIONS
                          (SEE INSTRUCTIONS 4, 5 AND 6)

         To be completed ONLY if the Company Shares are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown above.

         Mail Company Shares to:

         Name(s):

                           (please print)

         Address:




                  (include Zip Code)

         Tax Identification or
         Social Security No.:


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=====================================================================================================================
                                      BOX 4
                           TENDERING HOLDER SIGNATURE

                           (SEE INSTRUCTIONS 1 AND 4)

X

X
 (Signature of Registered Holder(s)
 or Authorized Signatory)

Note: The above lines must be signed by the registered holder(s) of Prema
Properties membership interests as their name(s) appear(s) in the records of Prema Properties or by person(s) authorized to become registered holder(s)
(which authorization must be transmitted with this Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, offer, or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. See Instruction 4.

Name(s):                                             Signature Guarantee
                                                     (If required by Instruction 4)


Capacity:                                            X

                                                     Name:
                                                              (please print)
Street Address:                                      Title:

                                                     Name of Firm:
                                                    (Must be an Eligible
                                                    Institution)
(include Zip Code)

Area Code and Telephone
Number:                                              Address:



Tax Identification or
Social Security Number:                                       (include Zip Code)

Area Code and Telephone Number:


=====================================================================================================================


                      INSTRUCTIONS TO LETTER OF TRANSMITTAL
                    FORMING PART OF THE TERMS AND CONDITIONS
                              OF THE EXCHANGE OFFER

         1. Delivery of this Letter of Transmittal and Prema Properties Membership Interests. The effective assignment of Tendered Interests as well as a properly completed and duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Company at its address set forth herein prior to the Expiration Date. The method of delivery of an effective assignment of Prema Properties membership interests and all other required documents is at the election and risk of the tendering holder and delivery will be deemed made only when actually received by the Company. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. The Company is under no obligation to notify any tendering holder of the Company's acceptance of Tendered Interests prior to the Expiration Date.

         2. Beneficial Owner Instructions to Registered Holders. Only a holder in whose name the Prema Properties membership interests are registered in the records of Prema Properties (or the legal representative or attorney-in-fact of such registered holder) may execute and deliver this Letter of Transmittal. Any Beneficial Owner of Prema Properties membership interests who is not the registered holder must arrange promptly with the registered holder to execute and deliver this Letter of Transmittal on his or her behalf through the execution and delivery to the registered holder of the Instructions to Registered Holder from Beneficial Owner form accompanying this Letter of Transmittal.

         3. Partial Tenders. If less than all of the membership interests of Prema Properties owned by a holder is tendered by this Letter of Transmittal, the tendering holder should fill in the percentage of interests tendered in the column labeled "Aggregate Percentage of Interests Tendered" of the box entitled "Description of Interests Tendered" (Box 1) above. The entire amount of membership interests held by a holder will be deemed to have been tendered unless otherwise indicated.

         4. Signatures on the Letter of Transmittal; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the Tendered Interests, the signature must correspond with the name(s) of the record holder of such Tendered Interests without alteration, enlargement, or any change whatsoever. Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution.




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




         If any of the Tendered Interests are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any Tendered Interests are held in different names, it will be necessary to complete, sign, and submit as many separate copies of the Letter of Transmittal documents as there are names in which Tendered Interests are held.

         If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

         5. Special Delivery Instructions. Tendering holders should indicate, in the applicable box (Box 3), the name and address to which the Company Shares are to be sent, if different from the name and address of the person signing this Letter of Transmittal.

         6. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the sale and transfer of Tendered Interests to it pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the transfer and sale of Tendered Interests to the Company pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from taxes therefrom is not submitted with this Letter of Transmittal, the amount of transfer taxes will be billed directly to such tendering holder.

         7. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Tendered Interests will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the right to reject any and all Tendered Interests not validly tendered or any Tendered Interests the Company's acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the right to waive any conditions of the Exchange Offer or defects or irregularities in tenders of Tendered Interests as to any ineligibility of any holder who seeks to tender Tendered Interests in the Exchange Offer. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Tendered Interests must be cured within such time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or




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irregularities with respect to tenders of Tendered Interests, but shall not incur any liability for failure to give such notification.

         8. Waiver of Conditions. The Company reserves the absolute right to amend, waive, or modify specified conditions in the Exchange Offer in the case of any Tendered Interests.

         9. No Conditional Tender. No alternative, conditional, irregular, or contingent tender of shares of Tendered Interests or transmittal of this Letter of Transmittal will be accepted.

         10. Acceptance of Tendered Interests and Issuance of Company Shares. Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all validly Tendered Interests as soon as practicable after the Expiration Date and will issue Company Shares therefor as soon as practicable thereafter subject, however, to the terms of the escrow in the Exchange Offer. For purposes of the Exchange Offer, the Company shall be deemed to have accepted Tendered Interests as and if the Company has given written or oral notice thereof to the Company. If any Tendered Interests are not exchanged pursuant to the Exchange Offer for any reason, such unexchanged Tendered Interests will be returned, without expense, to the undersigned at the address shown above or at a different address as may be indicated herein under "Special Delivery Instructions."

         11. Withdrawal. Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "The Prema Properties Exchange Offer--Withdrawal Rights."



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